Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 28, 2023, relating to the financial statements and financial statement schedules of Athene Holding Ltd., appearing in the Annual Report on Form 10-K of Athene Holding Ltd. for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Des Moines, Iowa

January 2, 2024